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                                                             EXHIBIT 5.1



                    [W.S. WALKER & COMPANY LETTERHEAD]



February 14, 1996



Triton Energy Limited
Caledonian House, Mary Street
P.O. Box 1043
George Town
Grand Cayman, Cayman Islands

Triton Energy Corporation
6688 North Central Expressway
Suite 1400
Dallas, Texas  75206-9926

Dear Sirs,

          This opinion is delivered in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Triton Energy Limited, a Cayman Islands company ("Triton Cayman"), and Triton Energy Corporation, a Delaware corporation ("Triton Delaware"), under the Securities Act of 1933, as amended (the "Act"), relating to (i) 36,233,372 Class A Ordinary Shares, par value $.01 per share (the "Class A Shares"), of Triton Cayman (including the preference share purchase rights of Triton Cayman), (ii) 9,058,343 Class B Ordinary Shares, par value $.01 per share (the "Class B Shares"), of Triton Cayman (including the preference share purchase rights of Triton Cayman), (iii) 905,835 shares of Participating Preferred Stock, par value $.01 per share (the "Triton Delaware Preferred Stock"), of Triton Delaware, and (iv) 9,058,343 Unit Depositary Shares (the "Unit Depositary Shares" and, together with the Class A Shares, the Class B Shares, the Convertible Preference Shares and the Triton Delaware Preferred Stock, the "Shares"), each consisting of one Class B Share and 1/10 of one share of Triton Delaware Preferred Stock. The Shares will be issued in connection with the merger of TEL Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Triton Cayman ("Sub"), with and into Triton Delaware.



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Triton Energy Limited                     -2-                 February 14, 1996
Triton Energy Corporation




          For the purposes of giving this opinion, we have examined the documents listed in Schedule 1 hereto.

          In giving this opinion we have relied upon the assumptions set out in
Schedule 2 hereto, which we have not independently verified.

          We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the documents nor upon the commercial terms of the transactions contemplated by the documents.

          Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the law of the Cayman Islands:

          1. The issuance of the Class A Shares in connection with the Merger in the manner and on the terms described in the Registration Statement when duly authorised will be in accordance with the provisions of the Memorandum and Articles of Association of Triton Cayman and the same will be deemed fully paid and non-assessable.

          2. The issuance of the Class B Shares in connection with the Merger in the manner and on the terms described in the Registration Statement when duly authorised will be in accordance with the provisions of the Memorandum and Articles of Association of Triton Cayman and the same will be deemed fully paid and non-assessable.

          This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of you legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.



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Triton Energy Limited                     -3-                 February 14, 1996
Triton Energy Corporation



          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and all references to our name in the Registration Statement.

                                              Yours faithfully,

                                              /s/ W.S. Walker & Co.

                                              W.S. Walker & Company



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Triton Energy Limited                     -4-                 February 14, 1996
Triton Energy Corporation



                                Schedule I

1.   The Articles of Association of Triton Cayman.

2.   The Memorandum of Association of Triton Cayman.

3.   The Registration Statement.

4. The Agreement and Plan of Merger, dated as of February 8, 1996, among Triton Delaware, Triton Cayman and Sub.



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Triton Energy Limited                     -5-                 February 14, 1996
Triton Energy Corporation



                                Schedule 2

1. The Articles of Association in the form attached to the Registration Statement as Exhibit 3.1 will be adopted by Special Resolution of the shareholders of Triton Cayman prior to the issue of the Class
     A Shares and the Class B Shares.

2. Resolutions of the Board of Directors of Triton Cayman will be passed to authorise the issue of the Class A Shares and the Class B Shares.